Exhibit 99.1

Post Holdings Announces Commencement of Senior Notes Offering
St. Louis, Missouri - November 28, 2017 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $1,000.0 million in aggregate principal amount of senior notes due 2028 (the “Notes”). The Notes will be unsecured unsubordinated obligations of the Company and will be guaranteed by the Company’s material domestic subsidiaries (other than certain excluded subsidiaries).
The Company intends to use the net proceeds from the proposed offering to finance the redemption of its 6.00% senior notes due 2022, to finance a portion of the consideration for its pending acquisition of Bob Evans Farms, Inc. (“Bob Evans”) and to pay the fees and expenses associated with this offering, the redemption of the 6.00% senior notes due 2022 and the acquisition of Bob Evans. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, working capital, capital expenditures, financing acquisitions and repayment of indebtedness. The final terms and amounts of the Notes are subject to market and other conditions, and may be materially different than expectations. The offering is not conditioned upon the consummation of the redemption of the Company’s 6.00% senior notes due 2022 or the consummation of the acquisition of Bob Evans.
The Notes and the related subsidiary guarantees are being offered in the United States to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release does not constitute a notice of redemption with respect to the notes to be redeemed with the net proceeds of the offering.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” or “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed offering or related transactions will be completed as anticipated or at all.
Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626